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Exhibit 10.1

TRAMMELL CROW COMPANY

COMMERCIAL LEASE AGREEMENT

PETULA ASSOCIATES, LTD.

Landlord

AND

COMPASS INTERNATIONAL SERVICES ("COMPASS")

Tenant

LIST OF DEFINED TERMS

Page No.
Affiliate	12
Base Rent	1
Building	1
Building's Structure	3
Claimant	11
Collateral	15
Commencement Date	1
Design Professional	B-1
Environmental Law	15
Event of Default	10
Hazardous Substances	15
HVAC System	4
Indemnified Parties	6
Initial Improvements	1
Land	1
Landlord	1
Landlord's Mortgagee	12
Law	12
Laws	12
Lease	1
Loss	7
Mortgage	12
New Premises	13
Operating Expenses	2
Permitted Activities	15
Permitted Materials	15
Plans	B-1
Premises	1
Primary Lease	12
Proportionate Share	1
rent	3
Repair Period	6
Security Deposit	1
substantial completion	B-1
substantially completed	B-1
Taking	9
Taxes	3
Tenant	1
Tenant Party	12
Term	1
Transfer	8
UCC	15
Vacation Date	8

247,618 Square Feet 2322 French Settlement Suites #100-300 Dallas, Texas 75237 200170-25 Project #

LEASE AGREEMENT

        This Lease Agreement (this "Lease") is entered into by Petula Associates, Ltd. ("Landlord"), and Compass International Services ("Compass") ("Tenant").

        1.     PREMISES, TERM, AND INITIAL IMPROVEMENTS.

          (a)   Landlord leases to Tenant, and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A-1 (the "Premises"), which is part of the approximately 247,618 square foot building (the "Building") located on the real property described on Exhibit A (the "Land"), subject to the terms and conditions in this Lease. If more than one building is now or hereafter on the Land, then all references to "Building" shall collectively refer to all such buildings unless the context otherwise requires. Landlord and Tenant stipulate that, as of the date of this Lease, the size of the Premises is 247,618 square feet and the size of the Building is 247,618 square feet, and Tenant's "Proportionate Share" is 100%. The Proportionate Share shall be adjusted if the size of the Premises or the Building (including the addition of new buildings on the Land) changes.

          (b)   The Lease term shall be forty-nine (49) months, beginning January 1, 1999 (the "Commencement Date"), and ending January 31, 2003 (the "Term", which defined term shall include all renewals and extensions of the Term); however, if the Commencement Date is not the first day of a calendar month, then the Term shall end forty-nine (49) months after the first day of the first full calendar month of the Term.

          (c)   If an Exhibit B is attached hereto, Landlord shall construct in the Premises the improvements (the "Initial Improvements") described on the plans and specifications referenced on Exhibit B, and, by occupying the Premises, Tenant shall have accepted the Premises in their condition, subject to completion of any punch-list items relating to the Initial Improvements.

          (d)   If an Exhibit B is not attached hereto, then Tenant accepts the Premises in their "AS-IS" condition; Landlord shall have no obligation to perform or pay for any repair or other work therein; and Tenant shall obtain and deliver to Landlord a certificate of occupancy for the Premises from the appropriate governmental authority.

        2.     BASE RENT, SECURITY DEPOSIT AND ADDITIONAL RENT.

          (a)   Tenant shall pay to Landlord "Base Rent", in advance, without demand, deduction or set off, equal to the following amounts for the following periods of time:

Time Period	Monthly Base Rent
January 1, 1999 through January 31, 2001	$61,904.50
February 1, 2001 through January 31, 2003	$63,967.98

The first monthly installment, plus the other monthly charges set forth in section 2.(c), shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent for such partial month shall be prorated.

          (b)   Tenant shall deposit with Landlord on the date hereof Eighty-Two Thousand Five Hundred Thirty-Nine and 32/100 Dollars ($82,539.32) the "Security Deposit"), which shall be held by Landlord to secure Tenant's obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit. The Security Deposit shall be Landlord's property. The unused portion of the Security Deposit will be returned to Tenant within a reasonable time after the end of the Term, provided that Tenant has fully and timely performed its obligations hereunder throughout the Term.

          (c)   Tenant shall pay, as additional rent its Proportionate Share of all costs incurred in owning, operating and maintaining the Land and Building and the facilities and services provided for the common use of Tenant and any other tenants of the Building (collectively, "Operating Expenses"), including the following items: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and land; (2) the cost of all utilities used in the Building which are not billed separately to a tenant of the Building for above-Building-standard utility consumption; (3) the cost of insurance; (4) the cost of repairs, replacement, management fees and expenses, landscape maintenance and replacement, security service (if provided), sewer service (if provided), trash service (if provided), and a replacement reserve for capital items; (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; and (6) alterations, additions, and improvements made by Landlord to comply with Law (defined below). On the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord's estimate of Tenant's Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord's estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. If Tenant's total payments in respect of Operating Expenses for any year are less than Tenant's Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within ten days after Landlord's request therefor; if such payments are more than Tenant's Proportionate Share of Operating Expenses, Landlord shall retain such excess and credit it against Tenant's future annual payments. Operating expenses shall not include the following: (A) any costs for interest, amorization, or other payments on loans to Landlord; (B) expenses incurred in leasing or procuring tenants; (C) legal expenses other than those incurred for the general benefit of the Building's tenants; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (E) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (F) rents under ground leases; and (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Building. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The amounts of the initial monthly Base Rent and Tenant's Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes) are as follows:

Base Rent (Section 2.(a))	$61,904.50
Operating Expenses, excluding Taxes (Section 2.(c))	$10,111.06
(Insurance $412.69; CAM 9,698.37)
Taxes (Sections 2.(c) and 3.(a))	$10,523.76
Total initial monthly payment	$82,539.32

          (d)   If during any year the Building is less than 100% occupied, then, for purposes of calculating Tenant's Proportionate Share of Operating Expenses for that year, the amount of

  Operating Expenses that fluctuate with Building occupancy shall be "grossed-up" to the amount which, in Landlord's reasonable estimation, they would have been had the Building been 100% occupied for that entire year.

          (e)   If any payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

          (f)    All payments and reimbursements required to be made by Tenant under this Lease shall constitute "rent" (herein so called).

        3.     TAXES.

          (a)   Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "Taxes") that accrue against the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes". If the Building is occupied by more than one tenant and the cost of any improvements constructed in the Premises is disproportionately higher than the cost of improvements constructed in the premises of other tenants of the Building, then Landlord may require that Tenant pay the amount of Taxes attributable to such improvements in addition to its Proportionate Share of other Taxes.

          (b)   Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of the Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and (A) Landlord pays them or (B) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord's request therefor.

        4.     LANDLORD'S MAINTENANCE.

          (a)   This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to the replacement of the Building's roof and maintenance of the foundation and structural members of the exterior walls (collectively, the "Building's Structure"); however, Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor or (2) for alterations to the Building's Structure required by Laws because of Tenant's use of the Premises (which alterations shall be performed by Tenant). The Building's Structure does not include skylights, windows, glass or plate glass, doors, special store fronts or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

          (b)   Additionally, Landlord shall, at Tenant's expense, maintain the parking areas, driveways, alleys and grounds surrounding the Premises in a clean and sanitary condition, consistent with the operation of a fist-class office/warehouse building, including prompt maintenance, repairs and replacements of (1) any drill or spur tract servicing the Premises, (2) the exterior of the Building (including painting), (3) sprinkler systems and sewage lines, and (4) any other items normally associated with the foregoing. Tenant shall promptly notify Landlord of any work required to be performed under this Section 4.(b), and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. All costs in performing the work described in this Section 4.(b) shall be included in Operating Expenses.

        5.     TENANT'S MAINTENANCE AND REPAIR OBLICATIONS.

          (a)   Tenant shall maintain all parts of the Premises (except for maintenance work which Landlord is expressly responsible for under Section 4.(a)) in good condition and promptly make all necessary repairs and replacement to the Premises. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

          (b)   Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and system (the "HVAC System") in good repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord's specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

        6.     ALTERATIONS. Tenant shall not make any alterations, additions or improvement to the Premises without the prior written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any alteration, addition or improvements until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them. If the alteration, addition or improvement will affect the Building's Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord's property when installed in the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Law and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's Structure or the Premises. In connection with any such alteration, addition, or improvement, Tenant shall pay to Landlord an administration fee of 10% of all costs incurred for such work.

        7.     SIGNS. Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord's prior written approval. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from he exterior of the Premises without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them.

        8.     UTILITIES. Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining to the Tenant's use of the Premises. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for Building-standard utility service shall not be duplicated in Tenant's obligation to pay additional rent under Section 2.(c). Landlord shall not be liable for any interruption or failure of utility service to the Premises. All amounts due from Tenant under this Section 8 shall be payable within ten days after Landlord's request therefor.

        9.     INSURANCE BY TENANT. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

          (a)   Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars. If the Tenant has other locations that it owns or leases the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

          (b)   Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss—special form (all risk) [and in addition, coverage for flood, earthquake and boiler and machinery (if applicable)]. Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

          (c)   Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than One Hundred Thousand ($100,000) per accident, Five Hundred Thousand ($500,000) disease, policy limit and One Hundred Thousand ($100,000) disease, each employee.

          (d)   Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgages of any deed of trust or mortgage encumbering the Premises.

The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. [Any deductible amounts under any insurance policies required hereunder shall not exceed $100,000.] Certificates of insurance [(certified copies of the policies may be required)] shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

[In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. The Tenant shall pay to Landlord, as additional rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.]

        10.   SUBROGATION. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

        11.   CASUALTY DAMAGE.

          (a)   Tenant immediately shall give written notice to Landlord of any damage to the Premises or the Building. If the Premises or the Building are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord's actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after such damage, in which case, the rent shall be abated during the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

          (b)   Subject to Section 11.(c), if this Lease is not terminated under Section 11.(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements or personal property required to be covered by Tenant's insurance under Section 9, 9.(a). If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period"), then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

          (c)   If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated.

        12.   LIABILITY, INDEMNIFICATION, WAIVER OF SUBOGATION AND NEGLIGENCE.

          (a)   Subject to Section 12.(b), Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers and affiliates (collectively, the "Indemnified Parties") from and against all fines, suits, losses, costs, liabilities, claims, demands, actions and judgments of every kind or character (1) arising from Tenant's failure to perform its covenants hereunder, (2) recovered from or asserted against any of the Indemnified Parties on account of any Loss (defined below) to the extent that any such Loss may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by a Tenant Party or any other person entering upon the Premises under or with a Tenant Party's express or implied invitation or permission, (3) arising from or out of the occupancy or use by a Tenant Party or arising from or out of any occurrence in the Premises, howsoever caused, or (4) suffered by, recovered from or asserted against any of the Indemnified Parties by the employees, agents, contractors, or invitees of Tenant or its subtenants or assignees, regardless of whether Landlord's negligence caused such loss or damage. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable if such loss, damage, or injury is caused by the gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees.

          (b)   Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a "Loss") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause), regardless of whether the negligence of either party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the waiving party under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however, Landlord's waiver shall not apply to any deductible amounts maintained by Landlord under its insurance. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

        13.   USE.

          (a)   The Premises shall be used only for receiving, storing, shipping and selling products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises.

          (b)   Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord has designated for such use, subject to (1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.

        14.   INSPECTION. Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessons, and (during the last 12 months of the Term) tenants. During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, landlord shall prepare a list of items that Tenant must perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, the Landlord may perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after landlord's request therefor.

        15.   ASSIGNMENT AND SUBLETTING.

          (a)   Tenant shall not, without the prior written consent of Landlord, (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 15.(a)(2) through 15.(a)(7) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee; name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor) and, in the case of an assignment and subletting, Tenant shall pay to Landlord's leasing contractor a commission therefor equal to 6% of the consideration payable in respect thereof. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

          (b)   Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (c)   Tenant hereby assigns, transfers and conveys all consideration received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten days after receipt.

        16.   CONDEMNATION. If more than 50% of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than 50% of the Premises are subject to a Taking, (b) more than 50% of the Premises are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures, if a separate award for such items is made to Tenant.

        17.   SURRENDER OF PREMISES; HOLDING OVER.

          (a)   No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant's request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within six months after the end of the Term. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 27. All work required of Tenant under this Section 17.(a) shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 17.(a).

          (b)   If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily base rental equal to 200% of the daily Base Rent payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

        18.   QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

        19.   EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" under this Lease:

          (a)   Tenant fails to pay any rent when due or any payment or reimbursement required under any other lease with Landlord when due, and in either case such failure continues for a period of five days from the date such payment was due.

          (b)   The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

          (c)   Tenant (1) vacates all or a substantial portion of the Premises or (2) fails to continuously operate its business at the Premises for the permitted use set forth herein.

          (d)   Tenant fails to discharge any lien placed upon the Premises in violation of Section 23 within five days after any such lien or encumbrance is filed against the Premises.

          (e)   Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 19), and such failure continues for 20 days after written notice thereof to Tenant.

        20.   REMEDIES.

          (a)   Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

            (1)   Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 20.(b), and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by the Wall Street Journal, Southwest Edition, in its listing of "money Rates", minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

            (2)   Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 20.(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period; however, Landlord shall not be obligated to relet the Premises and shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 20.(a)(2). If Landlord elects to proceed under this Section 20.(a)(2), it may at any time elect to terminate this Lease under Section 20.(a)(1).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

          (b)   Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's Statutory Lien or the security interest described in Section 27 or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's Statutory Lien or the Security interest described in Section 27, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

        21.   LANDLORD'S DEFAULT. If Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages thereof and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord's owners shall have any personal liability therefor.

        22.   MORTGAGES.

          (a)   This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage"), and any ground lease, maser lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 22 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten days after request therefor, execute any instruments that may be required by any Landlord's Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten-day period, Landlord may execute the same as attorney-in-fact for Tenant.

          (b)   Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

          (c)   Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

        23.   ENCUMBRANCES. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

        24.   MISCELLANEOUS.

          (a)   Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Property, and "Law" shall mean any of the forgoing; "Affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees.

          (b)   Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease, in which case Landlord shall have no further hereunder. Each party shall furnish to the other, promptly upon demand, a Corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

          (c)   Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of Landlord.

          (d)   Tenant shall, from time to time, within ten days after request of Landlord, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease. If Tenant fails to execute any such estoppel certificate within such ten-day period, Landlord may do so as attorney-in-fact for Tenant.

          (e)   This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

          (f)    All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 24.(f).

          (g)   Landlord may at any time during the Term, at Landlord's expense, remove Tenant from the Premises and relocate Tenant to other space in the Building or any other building owned or managed by Landlord in the vicinity of the Building (the "New Premises"), which is approximately the same dimensions and size and is improved in such a manner so that the New Premises shall be comparable in its interior design and decoration to the Premises; however, if Landlord exercises Landlord's election to relocate Tenant to the New Premises, then Tenant shall not be required to pay a higher Base Rent for the New Premises. Nothing herein contained shall relieve Tenant, or imply that Tenant is relieved, of the liability for or obligation to pay any additional rent due by reason of any of the other provisions of this Lease, which provisions shall be applied to the New Premises. Landlord's election to relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to perform its obligations hereunder for the full Term. If any such relocation occurs, this Lease shall continue in full force with no change in the terms or conditions hereof other than (1) the substitution of the New Premises for the Premises specified in Section 1, and (2) if the size of the New Premises differs from the Premises, the Proportionate Share shall be adjusted. Upon request from Landlord, Tenant shall execute an amendment to this Lease reflecting such changes.

          (h)   If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

          (i)    All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

          (j)    Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent other than Gary McCurley in connection with this Lease. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (k)   If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 25 to the same effect as if each had received such notice.

          (l)    The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder.

          (m)  Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 24.(m) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

        25.   NOTICES. Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken:

          (a)   All rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

          (b)   All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

          (c)   Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

        26.   HAZARDOUS WASTE. The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; and (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials) or that Tenant has not complied with the requirements set forth in this Section 26, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

        27.   LANDLORD'S LIEN. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property Tenant now or hereafter situated on or relating to Tenant's use of the Premises, and all proceeds therefrom (the "Collateral"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant five-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 27, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease or this provision as a financing statement to perfect its security interest in the Collateral.

        TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, IF ONE SHALL BE ATTACHED, OR AS IS OTHERWISE EXPRESLY SET FORTH IN THIS LEASE), AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.

        Executed by Tenant on August 19, 1998.

TENANT:
COMPASS INTERNATIONAL SERVICES ("COMPASS")
By:	/s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Chairman and CEO
Address:
Telephone:
Fax:

        Executed by Landlord on August 28, 1998.

LANDLORD:
PETULA ASSOCIATES, LTD.
By:	/s/ R.L. Minear
Name:	R.L. Minear
Title:	Vice President
By:	/s/ Steve W. Pick
Name:	Steve W. Pick
Title:	Vice President
Address:	C/O Trammell Crow Dallas/Fort Worth 2200 Ross Avenue, Suite 3700 Dallas, TX 75201
Telephone:
Fax:

RIDER ONE

        28.   NO OFFER. The submission of this Lease to Tenant shall not be construed as an offer to enter into this Lease. Tenant shall have no rights under this Lease or in or to the Premises, unless and until Landlord has executed a copy of this Lease and delivered it to Tenant.

        29.   CONTINGENCY. This Lease is solely contingent upon FootStar Corporation (successor in interest to FootAction, Inc.) entering into a fully executed Termination Agreement with Petula Associates, Ltd, in which FootStar agrees to vacate the premises on or before midnight, December 31, 1998.

        30.   TENANT IMPROVEMENTS. Landlord agrees to provide Tenant Improvements to Tenant consisting of new paint and carpet to all existing office areas of the Premises.

        31.   SECURITY SYSTEM. Tenant will gain possession and ownership of all security system equipment located inside the Premises which is currently owned by the previous Tenant (FootStar Corporation, successor in interest to FootAction, Inc.) and more specifically described on Exhibit "B-1".

EXHIBIT A
LEGAL DESCRIPTION

        2322 French Settlement Road
Turnpike Distribution Center #25

BEING approximately 247,618 square feet out of a 247,618 square foot building situated on a tract of land and further described as follows:

        Tract 1

BEING a tract of land out of the Thomas Cheshire Survey, Abstract No. 251 and the Thacker V. Griffin Survey, Abstract No. 511, and being part of a tract of land conveyed to Trammell Crow Company No. 60 and Petula Associates, Ltd. by Deed recorded in Volume 84064, Page 147; of the Deed Records of Dallas County, Texas and also being a portion of Block E/7218 of proposed Turnpike Distribution Center Phase III (Vol. 85167 Page 5066) and being more particularly described as follows;

BEGINNING at the intersection of the east right-of-way line of proposed French Settlement Road (right-of-way varies) and the south right-of-way line of the Texas & Pacific Railroad (125 foot right-of-way);

THENCE North 76° 01' 30" East, along the south right-of-way line of said Texas & Pacific Railroad, a distance of 912.00 feet to a point for a corner;

THENCE South 13° 58' 30" East, departing south right-of-way line, a distance of 46.68 feet to a point for a corner;

THENCE South 6° 24' 30" West, a distance of 285.97 feet to a point for a corner, said point lying on the west right-of-way line of St. Germain Road (140 foot right-of-way);

THENCE South 2° 06' 30" East, a distance of 208.97 feet to a point for a corner;

THENCE South 76° 01' 30" West, a distance of 897.42 Feet to a point for a corner, said line being parallel to the north plat line of Turnpike Distribution Center;

THENCE South, a distance of 36.72 feet to a point for a corner;

THENCE South 75° 56' 00" West, a distance of 82.47 feet to a point for a corner;

THENCE North, a distance of 16.25 feet to a point for a corner;

THENCE South 76° 01' 30" West, a distance of 161.43 feet to a point for a corner lying on a circular curve to the left having a central angle of 55° 43' 57", a radius of 532.00 feet and whose back tangent bears South 55° 43' 57" West, said point also lying on the east right-of-way line of said French Settlement Road;

THENCE the following bearings and distances along the east right-of-way line of said French Settlement Road;

Northeasterly along said circular curve to the left, an arc distance of 517.48 feet to a point for a point of tangency;

North, a distance of 81.92 feet to a point for a corner;

North 5° 02' 33" East, a distance of 34.13 feet to a point for a corner;

North, a distance of 58.71 feet to the POINT OF BEGINNING AND CONTAINING 495,425 square feet or 11.373 acres of land, more or less.

        Tract 2

BEING a tract of land out of the Thomas Chesire Survey, Abstract No. 251 and the Thacker V. Griffin Survey, Abstract No. 511, and being part of a tract of land conveyed to Trammell Crow Company No. 60 and Petula Associates, Ltd. by Deed recorded in Volume 84064, Page 147; of the Deed Records of Dallas County, Texas and also being a portion of Block E/7218 of Turnpike Distribution Center Phase III, Volume 85167, Page 5066 rand being more particularly described as follows;

BEGINNING at the southeasterly corner of Turnpike Distribution Center, phase III (Volume 85167, Page 5066) said corner also lying on the north line of Turnpike Distribution Center (Volume 77091, Page 31213);

THENCE South 76° 01' 30" West along the south line of said Turnpike Distribution Center, Phase III, a distance of 1297.94 feet to a point for a corner lying on the east right-at-way line of French Settlement Road (64' right-of-way);

THENCE the following bearings and distances along the east right-of-way line of French Settlement Road:

  North 13° 58' 30" West, a distance of 6.94 feet to a point for a corner lying on a circular curve to the right having a central angle of 0°30' 35" a radius of 281.00 feet and whose chord bears North 73° 18' 49" East;

  Northeasterly along said circular curve to the right an arc distance of 2.50 feat to the beginning of a reverse curve to the left having a central angle of 17° 50' 10", a radius of 532.00 feet and whose chord bears North 64° 39' 02" East;

  Northeasterly along said circular curve to the left, an arc distance of 165.61 feet to a point for a corner;

THENCE North 76° 01' 30" East departing said east right-of-way line, a distance of 161.43 feet to a point for a corner;

THENCE South, a distance of 16.25 feet to a point for a corner;

THENCE North 75° 56' 00" East, a distance of 82.47 feat to a point for a corner;

THENCE North, a distance of 36.72 feet to a point for a corner;

THENCE North 76° 01' 30" East, a distance of 897.42 feet to a point for a corner lying on the west right-of-way line of St. Germain Road (140 feet right-of-way);

THENCE South 2° 06' 30" East along said west right-of-way line, a distance of 60.89 feet to the POINT OF BEGINNING AND CONTAINING 64,792 square feet or 1.487 acres of land, more or less.

FIRST AMENDMENT TO LEASE AGREEMENT

        This First Amendment to Lease is made and entered into this            day of            , 1998 between Petula Associates, Ltd. ("Landlord") and Compass International Services, Inc. ("Compass"), ("Tenant"), for the purpose of amending the lease agreement between Landlord and Tenant, dated August 28, 1998 (as amended, the "Lease"). Unless otherwise specified herein, all capitalized terms used herein shall have the meanings assigned to them in the Lease.

RECITALS

        Tenant desires to extend the term of the Lease (the "Term") for a period of Seventy-One (71) months, and Landlord has agreed to such extension on the terms and conditions contained herein.

AGREEMENTS

        For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

        1.    Extension of Term.    The Term is hereby extended such that it expires at 5:00 p.m., Dallas, Texas time, on December 31, 2008, rather than January 31, 2003, on the terms and conditions of the Lease, as modified hereby. Tenant shall have no further rights to extend or renew the Term.

        2.    Base Rent.    As delineated in paragraph 2(a) of the Lease, Tenant shall pay to Landlord "Base Rent", in advance, without demand, deduction or set off, equal to the following amended amounts for the following periods of time: January 1, 1999 through January 31, 2001, the monthly Base Rent shall be Sixty-one Thousand Nine Hundred Four and 50/100 Dollars ($61,904.50); February 1, 2001 through January 31, 2003, the monthly Base Rent shall be Sixty-three Thousand Nine Hundred Sixty-seven and 98/100 Dollars ($63,967.98); and February 1, 2003 through December 31, 2008, the monthly Base Rent shall be Sixty-nine Thousand Seven Hundred Twenty-four and 00/100 Dollars ($69,724.00).

        3.    Tenant Improvements.    Landlord agrees to provide pinwelded insulation in 136,000 square feet of the warehouse area to create a R-19 insulation factor.

        4.     Paragraph 27 of the Lease is hereby deleted.

        5.     Paragraph 24(g) of the Lease is hereby deleted.

        6.    Ratification.    Tenant hereby ratifies and confirms all other obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.

        7.    Binding Effect; Governing Law.    Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. This Amendment shall be governed by Texas law. All other terms and conditions of the Lease shall remain in full force and effect and the Lease as hereby amended is ratified and affirmed.

        IN WITNESS WHEREOF the parties hereto have signed and sealed this Amendment Agreement this 22nd day of December, 1998.

Petula Associates, Ltd.
By:	/s/ Vance Voss
Name:	Vance Voss
Title:	Vice President
By:	/s/ Michael D. Ripson
Name:	Michael D. Ripson
Title:	Vice President
Compass International Services, Inc.
By:

Name:

Title:

SECOND AMENDMENT TO LEASE AGREEMENT

        This Second Amendment to Lease Agreement (the "Agreement") is made and entered into this 1st day of August, 1999, by and between Petula Associates, Ltd. ("Landlord") and Mail Box Capital Corporation ("Tenant") for the purpose of amending the lease agreement between Landlord and Tenant, dated August 28, 1998, as amended by that certain First Amendment to Lease Agreement dated December 22, 1998 (collectively the "Lease") covering the premises described therein as approximately 247,618 rentable square feet of space located at 2322 French Settlement, Suites 100-300, Dallas, Texas 75237. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings assigned to them in the Lease.

RECITALS

        Tenant desires to extend the term of the Lease (the "Term") for a period of One Hundred Twenty, (120) months commencing August 1, 1999, and Landlord has agreed to such extension on the terms and conditions contained herein.

AGREEMENTS

        For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

  1.
  Extension of Term. The Term is hereby extended such that it expires at 5:00 p.m., Dallas, Texas time, on July 31, 2009.

  2.
  Base Rent. The Base Rent is as follows:
$61,904.50	8/01/1999 through 8/31/2001
$63,967.98	9/01/2001 through 8/31/2003
$69,724.00	9/01/2003 through 7/31/2009
  3.
  Ratification. Tenant hereby ratifies and confirms all other obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto.

  4.
  Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. This Amendment shall be governed by Texas law. All other terms and conditions of the Lease shall remain in full force and effect and the Lease as hereby amended is ratified and affirmed.

        IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease Agreement this    day of August, 1999.

        [Signatures Appear on Next Page]

Petula Associates, Ltd.
By:

Name:

Title:

By:

Name:

Title:

Mail Box Capital Corporation, a Delaware corporation
By:

Name:

Title:

EXHIBIT B

        Landlord shall diligently perform the work described in Paragraph 30 of the Rider portion of this Lease; however, if Landlord is unable to substantially complete such work by the Commencement Date set forth in Section 1.(b) of this Lease, then Landlord shall not be liable for damages therefor and Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant in a substantially completed condition and, except as provided below, (a) Tenant's obligation to pay Base Rent and additional rent under Section 2.(c) of this Lease shall be waived until Landlord tenders possession of the Premises to Tenant in a substantially completed condition, and (b) the Term shall be extended by the number of days in the period beginning with the Commencement Date set forth in Section 1.(b) of this Lease and ending on the date Landlord tenders possession of the Premises to Tenant (which date will then be the "Commencement Date").

        The term "substantial completion" or "substantially completed" shall mean that, in the opinion of the contractor performing the work, the Initial Improvements have been completed substantially, subject to completion of minor punch list items. As soon as the Initial Improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction, Landlord shall use commercially reasonable efforts to complete such items within 30 days alter it receives such notice. If Tenant or its employees, agents or contractors delay completion of the Initial Improvements, then the Commencement Date shall be the date that, in the contractor's opinion, substantial completion would have occurred had such delays not occurred.

EXHIBIT C

WAIVER OF RIGHTS UNDER THE
DECEPTIVE TRADE PRACTICES—CONSUMER PROTECTION ACT

        Pursuant to, and to the extent permitted by Section 17.42 of the Texas Deceptive Trade Practices—Consumer Protection Act (Tex. Bus. & Com. Code Ann. §17.41, et. Seq.), Landlord and Tenant hereby agree that the Texas Deceptive Trade Practices—Consumer Protection Act is waived and shall have no applicability to this Lease, excerpt that such waiver shall not apply to Section 17.555 of such Act.

LANDLORD:
PETULA ASSOCIATES, LTD.
By:	/s/ R.L. MINEAR
Name:	R.L. Minear
Title:	Vice President
By:	/s/ STEVE W. PICK
Name:	Steve W. Pick
Title:	Vice President
TENANT:
COMPASS INTERNATIONAL SERVICES ("COMPASS")
By:	/s/ MICHAEL J. CUNNINGHAM
Name:	Michael J. Cunningham
Title:	Chairman and CEO
TENANT'S LEGAL COUNSEL:
By:

Name:

Title:

LANDLORD'S SUBORDINATION AGREEMENT

        WHEREAS, Petula Associates, Ltd. (hereinafter referred to as "Landlord") is the owner lessor of the following building/premises (hereinafter referred to as "Premises") which are leased to the following tenant (hereinafter referred to as "Tenant") pursuant to that certain lease executed by and between Landlord and Tenant on or about the 18th day of August, 1999, as may have been amended from time to time (hereinafter referred to as the "Lease").

Building/Premises
Address:	2322 French Settlement, Suites 100-300 Dallas, Texas 75237
Tenant:	Mail Box Capital Corporation

        WHEREAS, there has been or will be stored or installed in the Premises certain personal property (hereinafter referred to as the "Personal Property") all as more specifically described on Exhibit "A" which is attached hereto and made a part hereof; and

        WHEREAS, to secure Tenant's obligation to pay certain indebtedness and other liabilities now or hereafter owing pursuant to that certain Loan and Security Agreement dated on or about August 18, 1999, by and among, Fleet Capital Corporation, as agent ("Agent") for all lenders from time to time party to such Loan and Security Agreement ("Lenders"), Lenders, and Tenant (as the Loan and Security Agreement may from time to time be amended, modified, renewed, extended, restated, refinanced or replaced, the "Loan and Security Agreement"), a security interest in, the Personal Property has been or will be obtained by or has been or will be transferred, conveyed or assigned by Tenant to Agent for the benefit of Lenders pursuant to the Loan and Security Agreement.

        NOW THEREFORE, for and in consideration of the covenants contained herein, it is hereby agreed as follows:

1.
Except as limited in this Agreement, Landlord subordinates any and all liens, claims or other rights which Landlord may now or hereafter have in or to the Personal Property of Tenant now or hereafter located in or on the Premises (regardless of whether such Personal Property is now owned or hereafter acquired by Tenant) including, without limitation, all of Tenant's Personal Property set forth on Exhibit "A," by virtue of the Lease or which may arise by operation of law, equity or otherwise to all security interest or liens now or hereafter securing all indebtedness, liabilities and obligations now or hereafter owing pursuant to the Loan and Security Agreement or any guaranty thereof.

2.
Landlord and Agent hereby agree that Landlord's consent and execution of this Subordination Agreement shall not, however, be effective as a consent under Section 9.313 of the Texas Business and Commerce Code to subordinate Landlord's interest in fixtures to that of Agent and/or Lenders. In no event shall Lender cause to be recorded any financing statements, Uniform Commercial Code filings or their equivalents in connection with this Agreement which affect or otherwise impair title to Landlord's fixtures and real or personal property located on the Premises.

3.
By reason of this Agreement, the liens and security interests in favor of the Agent for the benefit of Lenders in the Personal Property shall be senior and superior to any and all liens and security interests now or hereafter encumbering all or any portion of the Personal Property as security for all or any portion of the indebtedness, liabilities or obligations now or hereafter owing by Tenant to Landlord. Until all of the indebtedness, liabilities and obligations of Tenant to Agent and Lenders pursuant to the Loan and Security Agreement or any guaranty thereof is indefeasibly paid in full and the Loan and Security Agreement terminated, the Landlord shall not, without the Agent's prior written consent, (i) take any action to foreclose or otherwise enforce any liens or security interests now existing in favor of the Landlord on any of the Personal Property now owned or hereafter acquired by Tenant,

Signed this 18th day of August, 1999	LANDLORD:
PETULA ASSOCIATES, LTD.
	By:	/s/ VANCE VOSS
	Name:	Vance Voss
	Title:	Vice President
	By:	/s/ THOMAS R. POSPISIL
	Name:	Thomas R. Pospisil
	Title:	Counsel
Signed this day of August, 1999.	TENANT:
MAIL BOX CAPITAL CORPORATION a Delaware corporation
By:

Name:

Title:

Signed this day of August, 1999.	AGENT:
FLEET CAPITAL CORPORATION, a Rhode Island corporation
By:

	Name:	Larry Trussell
	Title:	Vice President

EXHIBIT "A"
TO
LANDLORD'S SUBORDINATION AGREEMENT

The Personal Property includes the following which has been or will be stored or installed in the Premises:

            (i)  Accounts;

           (ii)  Inventory;

          (iii)  Equipment;

          (iv)  General Intangibles;

           (v)  Investment Property;

          (vi)  All monies and other Personal Property of any kind now or at any time or times hereafter in the possession or under the control of Agent or any lender or a bailee or Affiliate of Agent or any lender;

         (vii)  All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (vi) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Personal Property; and

        (viii)  All books and records (including, without limitation, customer lists, credit files computer programs, print-outs, and other computer materials and records) of Tenant pertaining to any of (i) through (vii) above.

        "Account Debtor"— with respect to any Person, any other Person who is or may become obligated under or on account of an Account of Tenant owing to such Person.

        "Accounts"— with respect to any Person, all accounts, accounts receivable, contract rights, including without limitation rights under contracts for the purchase of supplies (in any such case to the extent a security interest can be granted in particular contracts) instruments, notes, drafts, acceptances, documents, chattel paper, any right of to payment for goods sold or leased or for services rendered, whether arising out of the sale of Inventory (as hereinafter defined) or otherwise and whether or not earned by performance, and all other forms of obligations owing to such Person, and all of such Person's rights to any merchandise (including without limitation any returned or repossessed goods and the right of stoppage in transit which is represented by, arises from or is related to any of the foregoing) whether now existing or hereafter arising, and however evidenced or acquired, in which such Person now has or hereafter acquires any interest or rights.

        "Affiliate"— a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Securities of a Person; or (iii) 5% or more of the Voting Securities (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person. For the purpose of this definition "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management policies, whether through the ownership of Voting Securities, by contract or otherwise.

        "Agreement"— that certain Loan and Security Agreement dated August     , 1999 among Tenant and Agent.

        "Equipment"— with respect to any Person, all machinery, apparatus, equipment, fittings, furniture, fixture, motor vehicles and other tangible personal property (other than Inventory) of every kind and description used in the operations of such Person or owned by such Person or in which such Person has an interest, whether now owned or hereafter acquired by such Person and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

        "Equity Interest" means (i) with respect to a corporation, any and all capital stock or warrants, options or other rights to acquire capital stock and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other interests in any such Person.

        "General Intangibles"— with respect to any Person, all general intangibles of such Person, whether now owned or hereafter created or acquired by such Person, including, without limitation, all causes in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secretes, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests of other security held by or granted to such Person to secure payment of any of the Accounts owing to such Person by an Account Debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts owing to such Person).

        "Inventory"— with respect to any Person, all inventory of such Person, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by such Person, or for display or demonstration; all work in process: all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in such Person's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by such Person.

        "Investment Property"— with respect to any Person, all of such Person's investment property, whether now owned or hereinafter acquired by such Person, including, without limitation, all securities (certificated or uncertificated), securities accounts, securities entitlements, commodity accounts and contracts.

        "Lien"— any interest to property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of the Agreement, Tenant shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

        "Person"— an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

        "Subsidiary"— with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person. When such term is used in respect to Debtor, Subsidiary shall mean States or have material assets in any state, commonwealth or territory of the United States.

        "Voting Securities"— any class of Equity Interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

Notwithstanding anything in this Exhibit A to the contrary, the Personal Property shall in no event include those fixtures not owned or acquired by Tenant and that are related solely to the operation of the Buildings located on the Premises, including, without limitation, flooring, plumbing and plumbing fixtures, electrical wiring and fixtures and/or HVAC equipment and duct work.

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lease Agreement (this "Amendment") is entered into as of December 4, 2000, between Petula Associates, Ltd. ("Landlord") and Mail Box Capital Corporation. a Delaware corporation, successor-in-interest to Compass International Services Corporation ("Tenant") for the purpose of amending the lease agreement between Landlord and Tenant, dated August 28, 1998, as amended by that certain First Amendment to lease agreement dated December 22, 1998, and by that certain Second Amendment to Lease Agreement dated August 1, 1999, and by that certain Assignment and Assumption of Lease dated August 13, 1999 (collectively the "Lease") covering the premises described therein as approximately 247,618 rentable square feet of space located at 2322 French Settlement, Suites 100-300, Dallas, Texas 75237. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings assigned to them in the Lease.

RECITALS

Tenant desires to modify, the Base Rent, and Landlord has agreed to such modification on the terms and conditions contained herein.

AGREEMENTS

For valuable consideration, whose receipt and sufficiency are acknowledged, Landlord and Tenant agree as follows:

  1.
  Base Rent. The Base Rent as provided in paragraph 2(a) of the original Lease is hereby modified as follows:

  a)
  Effective December 1, 2000 through May 31, 2001, the Base Rent shall decrease from $61,904.50, by $30,952.25, to $30,952.25;

  b)
  Effective June l, 2001 through August 31, 2001, the Base Rent shall increase from $30,952.25, by $39,737.86, to $70,690.11;

  c)
  Effective September 1, 2001, through May 31, 2003, the Base Rent shall increase from $70,690.11, by $2,063.48 to $72,753.59;

  d)
  Effective June 1, 2003, through August 31, 2003, the Base Rent shall decrease from $72,753.59, by $8,785.61, to $63,967.98; and

  e)
  Effective September 1, 2003, through July 31, 2009, the Base Rent shall increase from $63,967.98, by $5,756.02, to $69,724.00.

Further, Tenant acknowledges that Tenant's default of the timely deferred payments of Base Rent required by this paragraph of this Amendment will cause an immediate reinstatement of the original Base Rent schedule as set forth in paragraph 2(a) of the original Lease.

  2.
  Rent Deficiency. Landlord and Tenant agree that Tenant's rent deficiency for the period December l, 2000 through May 31, 2003, will total $185 713.50 (the "Deficiency"). The Deficiency is calculated as follows: $30,952.25 X 6 months = $185,713.50. The Deficiency shall bear interest at the rate of twelve and one-half percent (12.50%) per annum. Tenant agrees to pay Landlord monthly for such amortized Deficiency as set forth in paragraph 1 above of this Amendment.

  3.
  Lease Guaranty and Joint and Several Liability. The obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such Guarantor (as defined in the Lease Guaranty attached hereto as Exhibit A and incorporated by reference), and Landlord need not first proceed against Tenant before proceeding against such Guarantor nor shall any such Guarantor be released from its Guaranty for any reason whatsoever until Landlord receives all of the Deficiency amount.

  4.
  Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defense thereto.

  5.
  Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. This Amendment shall be governed by Texas law.

Executed as of the date first written above.

Landlord:
Petula Associates, Ltd.
By:	/s/ VANCE VOSS
Name:	Vance Voss
Title:	Vice President
By:

Name:

Title:

Tenant:
Mail Box Capital Corporation a Delaware corporation
By:	/s/ KENNETH W. MURPHY
Name:	Kenneth W. Murphy
Title:	President

EXHIBIT A
LEASE GUARANTY

        This Lease Guaranty ("Guaranty") is executed this 4th day of December, 2000 by Kenneth W Murphy in his personal and individual capacity (hereinafter "Guarantor") in favor of Petula Associates, Ltd., (hereinafter, "Landlord").

WITNESSETH

        WHEREAS, Landlord has entered into a lease (the "Lease") with Mail Box Capital Corporation, a Delaware corporation, successor-in-interest to Compass International Services Corporation (hereinafter, "Tenant") dated August 28, 1998, as amended by that certain First Amendment to lease agreement dated December 22, 1998, and by that certain Second Amendment to Lease Agreement dated August l, 1999, and by that certain Assignment and Assumption of Lease dated August 13, 1999, and by that certain Third Amendment to Lease Agreement dated of even date herewith (collectively, the "Lease") whereby Tenant has leased from Landlord those premises located at 2322 French Settlement, Suites 100-300, Dallas, Texas 75237 as more particularly described in the Lease (hereinafter, the "Premises");

        WHEREAS, pursuant to the terms, conditions and provisions of the Lease, Tenant has certain obligations, including but not limited to, adherence to and performance of certain covenants, agreements and duties (collectively, the "Deficiency") as defined in the Third Amendment to Lease Agreement;

        WHEREAS, Landlord has requested that Guarantor guarantee to Landlord the punctual and complete performance and observance of all Tenant Obligations by the Tenant; and, but for Guarantor's agreement to guarantee The Deficiency, the Landlord would not enter into the Lease;

        WHEREAS, Guarantor is the President of Tenant and its primary shareholder, and will benefit from the execution of the Third Amendment to the Lease Agreement (the "Third Amendment"); and

        WHERAS, it is the intent of the Guarantor that Guarantor shall be and will remain at all times liable to the Landlord under the terms of this continuing Guaranty to the same extent as if it were jointly and severally liable with the Tenant to the Landlord for the performance of all the terms, conditions, and provisions of the Third Amendment concerning the $185,713.50 Deficiency, as defined in the Third Amendment.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as a material inducement to and in consideration of Landlord entering into the Lease with Tenant, Guarantor hereby covenants and agrees as follows:

        1.     Guarantor absolutely and unconditionally guarantees to Landlord, its successors and assigns, the full and prompt performance of all The Deficiency including, but not limited to, the payment when due of all rents, charges, and additional sums coming due under the terms of the Lease, and the performance of all covenants and agreements of the Tenant contained therein. Guarantor further unconditionally guarantees the full and prompt payment of all damages that may arise or be incurred by Landlord, its successors and assigns, as a consequence of Tenant's failure to perform any The Deficiency. Guarantor further unconditionally agrees to pay all expenses, including attorneys' fees and legal expenses, paid or incurred by Landlord in endeavoring to collect or enforce the Deficiency or this Guaranty. Such payment and performance is to be made or performed by Guarantor forthwith upon any default by Tenant under the terms of the Lease.

        2.     In the event of the dissolution, bankruptcy, or insolvency of Tenant, or the inability of Tenant to pay debts as they mature, or an assignment by Tenant of the benefit creditors, or the institution of any bankruptcy or other proceedings by or against Tenant alleging that Tenant is insolvent or unable to pay debts as they mature, or Tenant's default under this Lease, and even if such event shall occur at a time when any of The Deficiency may not then be due and payable, Guarantor agrees to pay to

Landlord upon demand, the full amount which would be payable hereunder by Guarantor as if all The Deficiency were then due and payable.

        3.     This Guaranty is of a continuing nature and may not be canceled by the Guarantor for so long as the Lease or any extensions or renewals thereof are in force and effect. Landlord shall not be obligated or required to exhaust its remedies against Tenant as a condition precedent to its collection under this Guaranty. This instrument of Guaranty shall be construed as a guaranty of payment and performance rather than as a guaranty of collection. In addition this Guaranty shall remain in full force and effect after termination of the Lease so long as any of the Deficiency thereunder remain due and payable.

        4.     The Guarantor makes the following representations and warranties which shall survive the execution and delivery, of this Guaranty:

  (a)
  The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has duly authorized, executed, and delivered the same.

  (b)
  Neither the execution and delivery, of this Guaranty, nor the consummation of the transaction herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule, or regulations to which the Guarantor is subject or any judgment, decree, franchise, order or permit applicable to the Guarantor, or will conflict or will be inconsistent with or will result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Guarantor is a party or may be bound or subject.

  (c)
  No consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with the execution, delivery and performance of, this Guaranty or of any of the instruments or agreements herein referred to, or the taking of any action hereby contemplated.

        5.     Guarantor consents, without affecting its liability to Landlord hereunder, that Landlord may, without notice to or further consent of Guarantor, upon such terms as Landlord may deem advisable:

  (a)
  renew, alter or change the manner, time, place or terms of payment or performance of any of the Deficiency, or any liability incurred directly or indirectly in respect thereof, whereupon the guaranty herein made shall apply to the Deficiency as so changed, extended, renewed or altered;

  (b)
  extend, in whole or in part, by renewal or otherwise, any time of payment or performance provided for in the Lease;

  (c)
  release, surrender, exchange, modify, impair or extend any period or duration, or any time for performance or payment required under the terms of the Lease;

  (d)
  sell, exchange, release, surrender, and in any manner and in any order realize upon or otherwise deal with any property at any time pledged or mortgaged to secure the Deficiency or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof;

  (e)
  retain or obtain security interests in any property, to secure any of The Deficiency or any obligation of Guarantor;

  (f)
  settle or compromise any claim of Landlord against Tenant, or against any other person, firm or corporation or other legal entity whose obligation is held by Landlord as security for The Deficiency to Landlord;

  (g)
  resort to Guarantor for payment of any The Deficiency, whether or not Landlord shall have resorted to any property securing any of The Deficiency or any obligation of Guarantor or shall have proceeded against Tenant or any other party primarily or secondarily liable on any of The Deficiency; and/or

  (h)
  apply any sums in whatever manner paid or realized to pay liability or liabilities of Tenant to the Landlord regardless of what liability or liabilities of Tenant remain unpaid.

  (i)
  modify or amend the Lease or any term thereof, or any obligation of tenant arising thereunder.

  (j)
  consent to any permitted assignment or assignments, sublease or subleases and successive assignments or subleases by Tenant.

  (k)
  consent to an extension or extensions of the Original Term as defined in the Lease) of the Lease;

  (l)
  accept other Guarantors without releasing any person or entity primarily or secondarily liable hereunder or under any other guaranty of the Lease; and/or

  (m)
  release any person or entity primarily or secondarily liable hereunder or under the lease or under any other guaranty of the Lease.

Guarantor hereby ratifies and affirms any such extension, renewal, release, surrender, exchange, modification, impairment, settlement or compromise, and all such acts shall be binding upon Guarantor, who hereby waives all defenses, counterclaims, or offsets which it might have by reason thereof.

        6.     Guarantor covenants and agrees that it shall not be released from the obligations of this Guaranty, nor shall such obligations be diminished or otherwise affected by (a) any extension of time or other indulgence granted to Tenant or by a waiver with respect to The Deficiency or any of them, (b) any assignment of the Lease or any subletting of all or any portion of the premises, (c) any amendment or modification of the Lease, or (d) any other act or omission of Landlord other than a written waiver by Landlord specifically modifying or terminating this Guaranty.

        7.     Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty, (b) notice of the existence, creation, amount, modification, amendment, alteration or extension of the Lease or all or any of The Deficiency, whether or not such notice is required to be given to Tenant under the terms of the Lease, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) the benefit of any statute of limitations available to Tenant or Guarantor to the fullest extent such waiver is available by law, (e) any benefit of valuation, appraisement, homestead, or other exemption law, now or hereafter in effect in any jurisdiction in which enforcement of this Guaranty is sought, and (f) all diligence in collection, perfection, or protection of or realization upon any of The Deficiency, any obligation of Guarantor hereunder, or any security for any of the foregoing.

        8.     No delay on the part of Landlord in the exercise of any right or remedy as to either Tenant or as to Guarantor shall operate as a waiver thereof, and no final or partial exercise by Landlord of any right or remedy shall preclude other or further exercises thereof or the exercises of any other right or remedy.

        9.     The validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of any action which Landlord may take or fail to take against Tenant nor by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in the Lease, or otherwise, nor by reason of the bankruptcy, insolvency or inability to pay debts as they mature of the Tenant and whether or not the term of the Lease shall terminate by reason of said bankruptcy, insolvency, or inability to pay debts as they mature.

        10.   If and to the extent that the Guarantor makes any payment to the Landlord pursuant to or in respect of this Guaranty, the Guarantor hereby waives any right of subrogation against the Tenant.

        11.   No invalidity, irregularity or unenforceability of all or any part of the Lease or of any security thereof, shall affect, impair or constitute a defense to this Guaranty. This Guaranty is a direct and primary obligation of the Guarantor, and Guarantor's obligations hereunder are not as a surety.

        12.   If and to the extent that the Guarantor makes any payment to the Landlord pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against the Landlord by reason thereof shall be subject and subordinate to the prior payment in full of all of the Deficiency.

        13.   The Guarantor acknowledges that a copy of the Lease has been made available to the Guarantor and that the Guarantor is familiar with its contents.

        14.   All requests, demands or other communications pursuant hereto shall be in writing addressed as follows:

If to the Landlord:	Petula Associates, Ltd, c/o The Holt Companies, Inc. 1840 Hutton Drive, Suite 100 Carrollton, Texas 75006
if to Guarantor:	Kenneth W. Murphy _____________________ _____________________

All notices shall be sent by certified mail, return receipt requested.

        15.   Miscellaneous.

  (a)
  This Guaranty shall be binding upon Guarantor, its successors and assigns.

  (b)
  This Guaranty shall be governed by the laws of the State of Texas.

  (c)
  In the event of any controversy, claim, dispute or action relating to this Guaranty, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses in addition to all other available remedies. "Prevailing party" shall mean the party which obtains substantially the relief sought by it in the controversy.

  (d)
  This Guaranty may be amended only by written agreement signed by Landlord and Guarantor.

  (e)
  All previous negotiations and agreements by and between the parties and their agents with respect to this transaction are merged into this Guaranty which completely sets forth the obligations of the parties.

  (f)
  If any provision of this Guaranty or of any document contemplated hereby shall be invalid, such invalid provision shall be severable, and such invalidity shall not impair the validity, of any other provision of this Guaranty or of any document contemplated hereby.

  (g)
  If two or more persons are executing this Guaranty as Guarantors, they shall be jointly and severally liable under the terms hereof.

Executed on the day and year first written above.

GUARANTOR:
Name:	/s/ KENNETH W. MURPHY
Printed Name:	Kenneth W. Murphy, Personally and Individually
Address:	3700 Pipestone Rd. Dallas, Texas 75212
Phone Number:	214-688-0331
Fax Number:	214-637-4286
Home Address:	2502 Fairbrook, Irving, TX
Social Security Number:	###-##-####
Driver's License Number:	00693332 TX
Telephone Number:	972-255-4861

Accepted this 19th day of December, 2000.

LANDLORD:
Petula Associates, Ltd.
Name:

Printed Name:

Title:

Name:

Printed Name:

Title:

QuickLinks

  Exhibit 10.1
TABLE OF CONTENTS
LIST OF DEFINED TERMS
LEASE AGREEMENT
RIDER ONE
EXHIBIT A LEGAL DESCRIPTION
FIRST AMENDMENT TO LEASE AGREEMENT
RECITALS
AGREEMENTS
SECOND AMENDMENT TO LEASE AGREEMENT
RECITALS
AGREEMENTS
EXHIBIT B
EXHIBIT C
LANDLORD'S SUBORDINATION AGREEMENT
EXHIBIT "A" TO LANDLORD'S SUBORDINATION AGREEMENT